Exhibit 10.3

Letter of Confidentiality

____________, ______

Dear [Insert Name],

As you now know, you are being awarded certain Incentive Units in Cricut Holdings, LLC.  Your participation is subject to the terms outlined in the Award Agreement, and is subject to conditions including (but not limited to) the vesting schedule and a management equity participation threshold.  The award of these units comes on the recommendation of management, but is a grant authorized by the Cricut Holdings LLC Board of Managers directly to you.  Because these Awards are being made to a select group of employees, the existence of the Award and the amount, conditions, and vesting of your units, is a sensitive and confidential matter.  We request that it is not to be discussed between yourself and your manager1, or with any other employee or contractor of the Company, or to be disclosed in a way that makes the existence or details of the award likely to be known by other employees.  Disclosure would constitute “cause” as defined in the Award Agreement.  You are free to discuss the details of the Award with Ashish Arora, or with Don Olsen.  In addition, you are, of course, free to discuss with a spouse and with other tax and financial advisors as needed.

On behalf of the Board of Managers and the Cricut Leadership Team, congratulations and we look forward to building great products and, a great Company with you.

Sincerely,	Received and acknowledges

Don Olsen
EVP, General Counsel
Cricut, Inc.	(recipient signature)

THE AWARD MADE PURSUANT TO THE TERMS OF THIS AWARD AGREEMENT, AND THE INCENTIVE UNITS SUBJECT TO THE AWARD, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT.

THE TRANSFER OF THIS AGREEMENT AND THE INCENTIVE UNITS IT REPRESENTS ARE SUBJECT TO CERTAIN RESTRICTIONS, AS SET FORTH IN THE LLC AGREEMENT AND IN THIS AGREEMENT. NO TRANSFER OF THIS AGREEMENT OR THE INCENTIVE UNITS IT REPRESENTS SHALL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

THIS INCENTIVE UNITS AWARD AGREEMENT (this “Agreement”) dated as of _______________, ______ (the “Date of Award”) represents the grant of the number of Incentive Units set forth in Section 3 (subject to adjustment in accordance with this Agreement, the “Incentive Units”) by Cricut Holdings, LLC, a Delaware limited liability company (the “Company”), to [Insert Name] (the “Participant”), pursuant to the provisions of the Company’s Third Amended and Restated Limited Liability Company Agreement dated June 11, 2015, as it may be amended from time to time (the “LLC Agreement”).  In consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.Definitions.

(a)Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings assigned to them in the LLC Agreement (a copy of which has been provided to the Participant).

(b)“Cause” means Participant (i) entering a plea of no-contest with respect to, or being convicted (including a plea of guilty) of a felony, whether or not related to Participant’s employment with Cricut (as such term is defined below) or its Subsidiaries; (ii) committing any illegal conduct involving dishonesty, fraud or moral turpitude with respect to Cricut or any of its affiliates or any of their respective employees, customers or suppliers; (iii) willfully engaging in gross misconduct in the performance of Participant’s duties; (iv) materially breaching any agreement with the Company or its Subsidiaries; (v) either failing or refusing to perform any of Participant’s duties, and, after being given written notice by Cricut or its Subsidiaries of such failure or refusal, Participant fails to cure the same within ten (10) calendar days of the notice; (vi) repeatedly being absent from the workplace (other than for business travel) unless such absence is (1) in compliance with the policies of Cricut and its Subsidiaries or approved or excused by the board of directors of Cricut or (2) the result of Participant’s illness or disability; (vii) making disparaging, derogatory or detrimental comments about Cricut or any of its affiliates; (viii) engaging in a pattern of conduct that is detrimental to the reputation of Cricut or any of its affiliates; or (ix) abusing alcohol, prescribed medication or illegal drugs (whether or not at the workplace).

11	Your department head/manager will be notified that the Award has been made and he/she may congratulate you regarding it.

(c)“Change in Control” shall mean any of the following events to first occur after the Date of Award:

(i)any independent third party (which shall exclude any affiliates of the Company), by merger or otherwise, becomes the direct beneficial owner of more than 65% of the combined voting power of the then-outstanding securities of the Company or Cricut, Inc., a Utah corporation (“Cricut”), or any other successor entity to either of the foregoing all or substantially all of whose assets consist of all the outstanding equity interests of the Company or Cricut, as applicable; provided that a Change in Control shall not include any merger or other transaction in which the equity holders of the Company immediately prior to the merger or other transaction after giving effect to such merger or other transaction own directly or indirectly a majority of the equity interests of the Company, Cricut or such successor entity;

(ii)the Company consummates the sale or disposition of all or substantially all of its assets; or

(iii)Cricut consummates the sale or disposition of all or substantially all of its assets.

(d)The “Fair Market Value” of an Incentive Unit means the fair value of each such Unit determined in good faith by the Board based on the portion of the Total Equity Value to which each such Unit would be entitled as of the date of valuation, taking into account all relevant factors determinative of value as the Board reasonably determines to be relevant.

2.Incorporation of Terms of LLC Agreement.  This Agreement and the Incentive Units awarded hereunder shall be subject to the LLC Agreement, the terms of which are incorporated herein by reference. In the event of any conflict or inconsistency between the LLC Agreement and this Agreement, the LLC Agreement shall govern.

3.Award. Subject to the terms and conditions contained herein and in the LLC Agreement, the parties hereto agree that, for good and valuable consideration, on and as of the date hereof, the Company grants to the Participant __________ (_________) Incentive Units.

The Incentive Units granted hereunder are intended to be “Incentive Units” within the meaning of Section 3.3 of the LLC Agreement and are subject to all applicable limitations under the LLC Agreement, including, without limitation, no voting rights, no rights to current distributions (other than tax distributions) on unvested Incentive Units, and limitations on distributions on vested Incentive Units.

4.Vesting.  The Participant shall vest in 25% of the Incentive Units on each of the four (4) anniversaries of __________________, _______ (the “Start Date”); provided that the Participant remains continuously employed by the Company and its Subsidiaries from the Date of Award until the applicable vesting date. In the event of a Change in Control, if Participant remains continuously employed by the Company and its Subsidiaries from the Date of Award until the date of the Change in Control, all unvested Incentive Units held by the Participant shall vest immediately prior to the consummation of the Change in Control.  Any separation from service due to a termination of the Participant by the Company or its Subsidiaries in connection with such Change in Control as a result of any action of, or direction by, the acquirer of the Company and its Subsidiaries in such Change in Control shall not be taken into account for purposes of determining continuous employment through the date of the Change in Control.

5.Capital Account. Subject to the provisions of this Agreement, the Company shall establish or maintain a Capital Account on behalf of Participant in respect of the Incentive Units granted hereunder pursuant to the terms of Section 4.1 of the LLC Agreement, subject to the vesting provisions contained herein and the Participant shall be considered a Member of the Company.

6.Participation Threshold.  For purposes of Section 3.3.2 of the LLC Agreement, the Participation Threshold of the Incentive Units granted hereunder is $XXX,XXX,XXX.  This means that the Incentive Units granted hereunder will not be entitled to share in Distributions unless and until the currently outstanding Common Units and Incentive Units with a lower Participation Threshold are distributed an aggregate amount equal to $XXX,XXX,XXX; provided, however, that such Distributions must have been made after the issuance date of the Incentive Units.  In addition, the Incentive Units must have vested before they receive any Distributions.  The Participation Threshold when expressed on a per Unit basis is $X.XX.

7.No Transfer or Assignment of Award. The Incentive Units granted under this Agreement and all other rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process, except to the extent permitted under the LLC Agreement; provided that, without the prior written consent of the Company, in no event shall the Participant be entitled to transfer any unvested Incentive Units.

8.Rights on Termination of Employment.

(a)Termination of Employment.  If the Participant’s employment with the Company and its Subsidiaries terminates for any reason, the Incentive Units that have not then vested shall terminate immediately and be of no further force or effect and the Participant shall have no further rights with respect to such Incentive Units.  If the Participant’s employment with the Company and its Subsidiaries is terminated for Cause, the vested portion of the Participant’s Incentive Units shall also terminate immediately and be of no further force or effect and the Participant shall have no further rights with respect to such vested Incentive Units.  If the Participant’s employment with the Company and its Subsidiaries is terminated (i) by the Participant, (ii) on account of Participant’s death or disability, or (iii) by the Company for any reason other than Cause, the vested portion of the Participant’s Incentive Units shall be subject to redemption at the Company’s discretion in accordance with Sections 8(b) and 8(c) of this Agreement.

(b)Company Option to Redeem Vested Units on Termination of Employment.  The Company may, at its option, redeem all or any portion of the vested Incentive Units held by Participant at the time of termination of Participant’s employment with the Company and its Subsidiaries so long as the Participant’s employment with the Company and its Subsidiaries is terminated (i) by the Participant, (ii) on account of Participant’s death or disability, or (iii) by the Company for any reason other than Cause.  If the Company elects to exercise its option to redeem such vested Incentive Units under this Section 8(b), the redemption price (the “Redemption Price”)

for such Incentive Units shall equal the Fair Market Value of such Incentive Units on the date of termination of the Participant’s employment. The company will not exercise its repurchase right until at least six (6) months have elapsed following the last vesting date of a given Incentive Unit.

(c)Exercise of Redemption Option and Payment of Redemption Price.  If the Company elects to exercise its option to redeem vested Incentive Units under Section 8(b), it must give notice of such exercise to the Participant within ninety (90) days after termination of the Participant’s employment with the Company and its Subsidiaries, close such purchase within one-hundred eighty (180) days after such termination and at least six (6) months after the last vesting event.  In the event of such timely exercise, the Company shall pay Participant the Redemption Price in a lump sum at the closing of such redemption.  Alternatively, in the Company’s discretion, in the event the Redemption Price is two hundred thousand dollars ($200,000.00) or more, the Company may instead pay one-quarter (1/4) of the Redemption Price on the date of the closing of such redemption, and the obligation of the Company to pay the balance of the Redemption Price shall be evidenced by a promissory note requiring equal installments of principal on each of the first three (3) anniversaries of such closing, together with interest, compounding annually, at the short-term applicable federal rate prescribed by the Internal Revenue Service as of the date of such closing.  The Company may prepay the principal of, and interest on, any such note without penalty or premium.

(d)Restrictions on Redemption.  Notwithstanding anything to the contrary contained in this Agreement, all redemptions of vested Incentive Units by the Company pursuant to this Section 8 shall be subject to applicable restrictions contained in applicable Delaware limited liability company laws or such other governing law, applicable securities laws, and in the Company’s and any of its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of vested Incentive Units hereunder that the Company is otherwise entitled to make or (ii) dividends or other transfers of funds from one or more Subsidiaries of the Company directly or indirectly to the Company to enable such redemptions, then the Company may make such redemptions as soon as it is permitted to make redemptions or receive funds from its Subsidiaries under such restrictions and all time periods set forth in this Section 8 shall be tolled accordingly.

9.Certain Tax Matters.

(a)Profits Interests.  Consistent with Section 3.3.3 of the LLC Agreement, it is the intent of the parties that the Incentive Units granted hereunder qualify as profits interests under Internal Revenue Service Revenue Procedures 93-27 and 2001-43 and the provisions of this Incentive Units Award Agreement shall be interpreted and applied consistently therewith.

(b)Withholding. In the event that the Company determines that it is required to withhold any tax as a result of a distribution or an allocation of income made to the Participant, the Participant hereby agrees to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Participant shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the granting or vesting of Incentive Units.  In the event the Company or any of its Subsidiaries do not make such withholdings, the Participant shall indemnify the Company and its Subsidiaries for any amounts paid by the Company or any of its Subsidiaries for the benefit of the Participant with respect to any such taxes, together with any interest, penalties and related expenses thereto.

(c)Code Section 83(b) Election. The Participant shall make a timely Code Section 83(b) election with respect to the Incentive Units by filing the form attached hereto as Exhibit A with the Internal Revenue Service within thirty (30) days following the date that the Incentive Units are granted. The Participant shall provide the Company with a copy of the Code Section 83(b) election simultaneously with filing it with the Internal Revenue Service and shall attach a copy of such election to his or her federal income tax return for the year of issuance. THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO TIMELY FILE THE CODE SECTION 83(b) ELECTION, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THE FILING ON THE PARTICIPANT’S BEHALF.

(d)No Warranty of Tax Results.  The Participant hereby acknowledges that the federal and state income and other tax consequences to the Participant resulting from the issuance, holding, vesting, forfeiture, sale or redemption of Incentive Units hereunder may depend on the Participant’s particular situation and other facts and circumstances, and neither the Company, nor its managers, agents, owners or any other person will be responsible or liable for the federal or state income or other tax consequences to the Participant occurring by reason of any of such events.  The Company does not represent, warrant, guaranty, affirm or advise the Participant that the Participant will achieve any particular federal or state income or other tax consequences or objectives with respect to the Incentive Units, and the Participant agrees to rely solely upon the Participant’s own advisers with respect to all such tax consequences of the Incentive Units hereunder.

10.General Provisions.

(a)No Rights to Continued Employment. Nothing in this Agreement or any action taken or omitted to be taken hereunder shall be deemed to create or confer on the Participant any right to continued employment with the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of the Participant at any time.

(b)Restrictive Covenant Agreement. Notwithstanding any other provision of this Agreement, in the event of any breach by the Participant of the Employee Confidential Disclosure and Non-Confidential Agreement between Cricut and the Participant, all Incentive Units held by Participant (whether vested or unvested) shall immediately terminate and be of no further force or effect and the Participant shall have no further rights with respect to the Incentive Units.

(c)Restrictions. The Board of Managers of the Company (the “Board”) shall have the right to impose restrictions on any Incentive Units as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which the Incentive Units are then listed or traded, and/or any “blue sky” or state securities laws applicable to such Incentive Units.

(d)Board Decisions Final. Any dispute or disagreement arising under, or in connection with, the interpretation or construction of the terms of this Agreement shall be determined by the Board in good faith, and any such determination and any other determination by the Board under this Agreement shall be final and binding on all persons affected thereby.

(e)Amendments. The Board shall have the power to alter or amend the terms of this Agreement from time to time, in any manner consistent with the LLC Agreement. Any alteration or amendment of the terms of this Agreement shall bind all persons affected thereby without the requirement of consent or other action by any person. The Board shall provide written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. Nothing in this Section 10(e) shall restrict the Participant and the Company by mutual consent from altering or amending the terms of this Agreement in any manner that is consistent with the LLC Agreement and the approval of the Board.

(f)Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such other party of a provision of this Agreement.

(g)Entire Agreement. This Agreement, the LLC Agreement and the other documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

(h)Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature or .pdf transmission), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

(i)Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

(j)Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware applied to contracts executed in and to be performed entirely in that state.

(k)Joinder to LLC Agreement.  Simultaneously with the grant of the Incentive Units hereunder, the Participant shall execute a joinder agreement in the form attached hereto as Exhibit B by which the Participant will become a Member of the Company with respect to the Incentive Units and agrees that the Incentive Units are subject to all terms and conditions of the LLC Agreement.

(l)Spousal Consent.  If, as of the Date of Award, the Participant is lawfully married and the Participant’s address or the permanent residence of the Participant’s spouse is located in a community property jurisdiction, the Participant and the Participant’s spouse shall execute and deliver to the Company concurrently with the execution of this Agreement the spousal consent in the form attached hereto as Exhibit C.

(m)Unit Power.  Concurrently with the execution of this Agreement, the Participant shall execute in blank one unit transfer power in the form attached hereto as Exhibit D (the “Unit Power”) with respect to the Incentive Units and shall deliver such Unit Power to the Company.  The Unit Power shall authorize the Company to assign, transfer and deliver the Incentive Units to the appropriate acquirer thereof pursuant to Section 8 of this Agreement or Section 11.3 of the LLC Agreement

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed by the Company by one of its duly authorized officers and by the Participant as of the Date of Award.

Cricut Holdings, LLC

By:
Name:	Don Olsen
Title:	Secretary

[Insert Name]

Signature Page to Incentive Units Award Agreement

EXHIBIT A

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

__________________________, _______

Department of the Treasury

Internal Revenue Service

Fresno, CA 93888-002

Re:IRC Section 83(b) Election

Dear Sir/Madam:

Enclosed please find the undersigned taxpayer’s Protective Election to Include in Gross Income in Year of Transfer of Property Pursuant to Section 83(b) of the Internal Revenue Code.  The transferred property, in respect of which the protective Section 83(b) election is made, is intended to constitute, for federal income tax purposes, a substantially nonvested profits interest in a partnership, for which a Section 83(b) election need not be made pursuant to Rev. Proc. 2001-43, 2001-2 CB 199 (August 3, 2001).  The taxpayer is making the Section 83(b) election on a protective basis, however, in the event the property transferred inadvertently fails to qualify as a partnership profits interest that may be received without there being a taxable event for any reason.

Very Truly Yours,

[Insert Name]

Taxpayer ID No.:

cc: Cricut Holdings, LLC

      Cricut, Inc.

Protective Election to Include in Gross Income in Year of Transfer of Property Pursuant

to Section 83(b) of the Internal Revenue Code of 1986, as amended

__________________________, _______

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.

The name, address and taxpayer identification number of the undersigned are as follows (if you live in a community property state (AZ, CA, ID, LA, NV, NM, TX, WA or WI) please provide requested information for your spouse and have your spouse sign):

Name of Taxpayer:
Name of Spouse:
Address:

Taxpayer I.D. No.:
Spouse I.D. No.:

2.Description of property with respect to which the election is being made:

_______ Incentive Units (the “Units”) of Cricut Holdings, LLC (the “Company”).

3.The date on which property was transferred is _____________________, _______.

The taxable year to which this election relates is calendar year ________.

4.The nature of the restriction(s) to which the property is subject is:

The property is subject to transfer restrictions and will be forfeited if the taxpayer ceases to provide services to the Company and its subsidiaries within a prescribed vesting period following the transfer of the property.  A portion of the property is also subject to forfeiture if there is no change in control of the Company and its subsidiaries.

5.Fair market value:

The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $0.00 (zero dollars) per Unit.

6.Amount paid for property:

The taxpayer did not pay any amount for said property.

7.Furnishing statement to [employer / service recipient]:

A copy of this statement has been furnished to the Company and Cricut, Inc.

8.The Units are intended to constitute, for federal income tax purposes, a substantially nonvested profits interest in a partnership, for which a Section 83(b) election need not be made pursuant to Rev. Proc. 2001-43, 2001-2 CB 199 (August 3, 2001).  The taxpayer is making this Section 83(b) election in the event the Units inadvertently fail to qualify as a partnership interest that may be received without being treated as a taxable event under Rev. Proc. 93-27 or Rev. Proc. 2001-43.

[Insert Name]

Spouse of Taxpayer (if applicable)

Signature Page to 83(b) Election

EXHIBIT B

JOINDER AGREEMENT

Effective upon the execution hereof, the undersigned hereby agrees to become a party to that certain Third Amended and Restated Limited Liability Company Agreement, dated as of June 11, 2015, of Cricut Holdings, LLC, a Delaware limited liability company, as the same may be amended, restated, modified, and supplemented from time to time (the “LLC Agreement”).  The undersigned, by executing this counterpart signature page, shall be entitled to all of the rights and subject to all of the obligations of a Member holding Incentive Units under the LLC Agreement, and accepts and agrees to be bound by all terms and conditions of the LLC Agreement.

Dated:  __________________, ________

[Insert Name]

ACCEPTED AND AGREED
as of the date first written above:

Cricut Holdings, LLC

By:
Name:	Don Olsen
Title:	Secretary

EXHIBIT C

SPOUSAL CONSENT

The undersigned spouse hereby acknowledges that I have read the Third Amended and Restated Limited Liability Company Agreement of Cricut Holdings, LLC, a Delaware limited liability company (the “Company”), to which my spouse is a party, and that I understand its contents.  I am aware that such agreement provides for certain restrictions on my spouse’s Common Units of the Company.  I agree that my spouse’s interest in the Common Units is subject to the agreement referred to above and the other agreements referred to therein (including the Incentive Units Award Agreement pursuant to which my spouse’s Common Units were granted) and any interest I may have in such Common Units shall be irrevocably bound by such agreement and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by such agreements.

The undersigned spouse irrevocably constitutes and appoints [Insert Name], who is the spouse of the undersigned spouse (the “Unitholder”), as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Common Units of the Company in which the undersigned now has or hereafter acquires any interest and in (including but not limited to the right, without further signature, consent or knowledge of the undersigned spouse, to exercise amendments and modifications of and to terminate the aforementioned agreements and to dispose of any and all such Common Units), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Unitholder, or dissolution of marriage and this proxy will not terminate without consent of the Unitholder and the Company:

Unitholder:	Spouse of Unitholder:

Signature	Signature

Printed Name	Printed Name

EXHIBIT D

UNIT POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto _______________________________________, a ________________________________, ________ Common Units of Cricut Holdings, LLC, a Delaware limited liability company (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s). _________________ enclosed herewith and does hereby irrevocably constitute and appoint Don Olsen as attorney to transfer such Common Units on the books of the Company with full power of substitution in the premises, pursuant to the terms of the Incentive Units Award Agreement, dated ____________________, _______, between [Insert Name] and the Company, and the Third Amended and Restated Limited Liability Company Agreement of the Company, dated June 11, 2015, as each may be amended from time to time.

Dated:
[Insert Name]